Exhibit 5
                     [LETTERHEAD OF CAHILL GORDON & REINDEL]




                                January 29, 1998




                                                                  (212) 701-3000

First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-3 (No. 333-21887) (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 3,000,000 shares (the "Redemption Shares") of common stock of the Company, par value $.01 per share (the "Common Stock") that may be issued in exchange for units of partnership interest in First Industrial, L.P., and (ii) 95,000 shares of Common Stock (the "Option Shares") which have been or may be issued by the Company upon the exercise of outstanding options.

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that (i) when issued as described in the Registration Statement, consistent with those certain authorizing resolutions set forth in the minutes of a meeting of the Board of Directors of the Company (the "Board") held on December 3, 1996 (the "Authorizing Resolution"), and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Redemption Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, and (ii) when specifically authorized for issuance by the Board or a duly authorized committee to the holders of certain outstanding options in accordance with the Registration Statement, consistent with the terms of the appropriate stock incentive plan, and paid for in accordance therewith and with all applicable authorizing resolutions of the Board or an authorized committee thereof, the Option Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire, Woods, Battle & Boothe, L.L.P., a copy of which is attached hereto.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ CAHILL GORDON & REINDEL
                                             Cahill Gordon & Reindel

             [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.]

                                January 29, 1998


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation(the "Company"), in connection with the filing on December 31, 1997 by the Company with the Securities and Exchange Commission of Amendment No. 3 to Registration Statement on Form S-3 (Registration Statement # 333-21887) (which, together with the Prospectus relating thereto, shall hereinafter be referred to collectively as the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offer and sale from time to time of up to 3,000,000 shares (the "Redemption Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued in exchange for units of partnership interest (the "Units") in First Industrial, L.P. (the "Operating Partnership") which have been acquired in connection with acquisitions of properties by the Operating Partnership; and (ii) the possible offer and sale from time to time of up to 95,000 shares of Common Stock which may be issued by the Company upon the exercise of outstanding options (the "Options Shares") by certain affiliates under the Company's 1994 Stock Incentive Plan (the "1994 Plan") and the Company's 1997 Stock Incentive Plan (the "1997 Plan").

     In connection with rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, dated June 13, 1994, and the Articles of Amendment of the Company, dated June 20, 1994 and May 31, 1996, respectively (the Articles of Amendment and Restatement of the Company, along with each of the Articles of Amendment of the Company, are hereinafter collectively referred to as the "Charter"); Amended and Restated Bylaws of the Company, as amended to date; resolutions of the board of directors of the Company; the Registration Statement; the Prospectus and such other certificates, receipts, records and documents relating to the Company, the authorization of the Common Stock, Redemption Shares and the Option Shares, and the filing of the Registration Statement as we considered necessary for the purposes of rendering this opinion.

     In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to the Company's good standing with the Maryland State Department of Assessments and Taxation (the "SDAT"), we have relied exclusively upon a Certificate of Status dated January 7, 1998 issued by the SDAT, and as to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.

     Based upon the foregoing, we are of the opinion that:

          (1) The Redemption Shares are authorized under the Charter and, when issued as described in the Registration Statement, consistent with those certain authorizing resolutions set forth in the minutes of a meeting of the Board of Directors of the Company held on December 3, 1996 (the "Authorizing Resolution"), and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

          (2) The Option Shares are authorized under the Charter and, when the Option Shares have been specifically authorized for issuance by the Company's Board of Directors or a duly authorized committee thereof to the holders of certain outstanding options (the "Options"), and when issued upon exercise of the Options in accordance with the Registration Statement, consistent with the 1994 Stock Incentive Plan (the "1994 Plan") or the 1997 Stock Incentive Plan (the "1997 Plan"), as the case may be, and paid for in accordance therewith and with all applicable authorizing resolutions of the board of directors of the Company or an authorized committee thereof, the Option Shares will be legally issued, fully paid, and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ McGuire, Woods, Battle & Boothe LLP